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                                                                    EXHIBIT 99.1




                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT

October 31, 2003

Ithaca, Michigan-- Commercial National Financial Corporation, holding company for Commercial Bank, announced today that the Board of Directors has authorized a 5% stock dividend payable on November 26, 2003, to stockholders of record on November 14, 2003. In making the announcement, Jeffrey S. Barker, President and Chief Executive Officer, stated that this is the thirteenth consecutive year that a stock dividend has been paid to stockholders.

Commercial Bank operates nine full service banking offices located in Alma, Greenville, Ithaca, Middleton, Mt. Pleasant, Pompeii, and St. Louis.



Contact:

         Jeffrey S. Barker
         President and CEO
         989-875-5500

         Patrick G. Duffy
         Executive Vice President and CFO
         989-875-5506

         Daniel E. Raleigh
         Vice President
         989-875-5504